Church Loans & Investments Trust
                                        (A Real Estate Investment Trust)

January 27, 1999


The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
507 Trenton St
West Monroe, LA 71291

Re:   Sedona, AZ Project

Dear Mrs. Caldwell-Bayles:

Reference is made to the loan agreement made between Church Loans & Investments Trust ("Church Loans") and The Biltmore Group of Louisiana, LLC ("Borrower")
FBO: Sedona, AZ dated October 16, 1998, This will serve as an addendum to that loan agreement.

The addendum is as follows:

     1. That should the proceeds from the sale of the bonds through MMR Investment Bankers ("MMR") and other participating broker/dealers, after the payment of the expenses associated with the bond offering and the establishment of the first six months sinking fimd reserve, be insufficient to pay the unpaid principal and interest upon the loan committed herein at its maturity, at the option of the Borrower the term of said loan shall be renewed and extended by Church Loans as follows:

           (a) The term of the loan shall be initially renewed and extended for an additional period of one (1) year upon the following terms and conditions:

                  (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR and other participating broker/dealers, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.








                           5305 1-40 West PO Box 8203 Amarillo,TX 79114-8203
                             (806)358-3666 (800)692-1111 Fax (806)358-1430

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The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
January 27, 1999
Page 2


                  (2) The amount of the loan to be renewed and extended shall be the lesser of (i) the unpaid principal upon the loan committed herein at maturity, or (ii) the unpaid principal amount of all unsold bonds offered through MMR and other participating broker/dealers described above. Any principal amount of the loan in excess of the amount of the unsold bonds must be paid in full by Borrower.

                  (3) The interest rate upon the loan shall be at a variable rate equal to 2% per annum in excess of the "Prime Rate" of interest published by the Wall Street Journal under the heading "Money Rates".

                  (4) The interest upon the unpaid principal balance of the loan shall be payable monthly.

                  (5) The principal upon the loan shall be paid on or before one year from date.

                  (6) The Borrower shall pay Church Loans a loan extension fee equal to 2% (2 points) of the principal amount of the loan.

                  (7) The total amount of the loan extended and the sold bonds shall not exceed 66 2/3% of the appraised market value of the collateral.

           (b) If on the maturity of the one year extension, May 1, 2000, should the proceeds from the sale of the bonds to be offered by the Borrower through MMR and other participating broker/dealers be insufficient to pay the unpaid principal and interest upon the loan, then, at the option of the Borrower, the principal amount of the loan extended in regard to the Sedona issue, shall be renewed and extended by Church Loans into a permanent loan upon the following terms and conditions:

                  (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR and other participating broker/dealers, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.

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The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
January 27, 1999
Page 3



                  (2) The permanent loan shall bear interest at the same rate as described in paragraph (a) (3) above.

                  (3) The amount of the permanent loan shall be payable in equal, or as equal as possible due to the variable rate of interest on the loan, monthly installments of principal and interest over a period of thirteen years, however, the loan shall be due and payable in full, with interest, at the date of the final maturity of the bonds. Borrower shall have the right of the Borrower to prepay the loan at any time without penalty.

                  (4) The Borrower shall pay to Church Loans an additional loan renewal fee equal to 5% (5 points) of the principal amount of the permanent loan.

                  (5) The loan shall continue to be secured on an equal basis with the outstanding bonds to be issued by the Borrower through MMR and other participating broker/dealers upon all property to be given by the Borrower to secure the loan committed herein.

                  (6) The total amount of the loan and sold bonds shall not exceed 66 2/3% of the appraised market value of the property.

           (c) Until such time as the loans committed herein are paid in full, the Borrower shall not further encumber the property securing the payment of said loans, either by placing additional mortgages or deeds of trust upon said property, or by increasing the indebtedness of the Borrower under any Trust Indenture, mortgage or deed of trust or other security documents associated with the sale of bonds secured by said property. Should the Borrower additionally encumber the property securing the loans committed hereby prior to their payment in full, Church Loans shall have the right to declare the unpaid principal and interest upon said loans immediately due and payable upon thirty days notice to the Borrower.

           (d) The term "bonds" as used herein shall mean and refer to the series of bonds dedicated to the Sedona, Arizona project.

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The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
January 27, 1999
Page 4





The acceptance of this addendum must be indicated by the Borrower's signing and returning the original copy of this letter within fifteen (15) days from the date hereof.

Sincerely yours,

/S/KELLY ARCHER

Kelly Archer
Manager of Operations



The above addendum has been agreed to and accepted by the undersigned Managing Member of The Biltmore Group of Louisiana, LLC.


Date:
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